                                                                     EXHIBIT 2.1
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                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                    among:


                                   eBAY Inc.
                            a Delaware corporation;


                       Margarine Acquisition Sub Corp.,
                            a Delaware corporation;



              Butterfield & Butterfield Auctioneers Corporation,
                            a Delaware corporation;



     The Stockholders of Butterfield & Butterfield Auctioneers Corporation


                               HBJ Partners, LLC

                                      and

                           111 Potrero Partners, LLC


                          ___________________________

                          Dated as of April 23, 1999

                          ___________________________

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                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

  This Agreement and Plan of Merger and Reorganization ("Agreement") is made and entered into as of April 23, 1999, by and among: eBay Inc., a Delaware corporation ("Parent"); Margarine Acquisition Sub Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); Butterfield & Butterfield Auctioneers Corporation, a Delaware corporation (the "Company"); Bernard A. Osher Revocable Trust Dated March 8, 1988, Irving and Varda Rabin, Trustees U/T/A dated 2/26/99, fbo Irving Rabin Trust, Varda and Irving Rabin, Trustees U/T/A dated 2/26/99, fbo Varda Rabin Trust and John Gallo. (the "Stockholders"); and HBJ Partners, LLC, a California limited liability company, and 111 Potrero Partners, LLC, a California limited liability company (the "LLCs").

                                    Recitals

  A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

  B. Parent and the LLCs intend to effect the LLC Transaction (as defined below) in accordance with this Agreement.

  C. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "pooling of interests."

  D. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

  E. The Stockholders have represented to Parent that they own a total of 4,752,364 shares of the Common Stock (with $0.001 par value) of the Company ("Company Common Stock"), constituting all of the outstanding capital stock of the Company.

                                   Agreement

  The parties to this Agreement agree as follows:

SECTION 1.  Description of Merger Transaction

  1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

                                       1.

  1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law.

  1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, Five Palo Alto Square, Palo Alto, California 94306 at 10:00 a.m. on a date to be designated by Parent as soon as practicable (and in any event no later than five business days) after the satisfaction (or, to the extent permitted, waiver) of the conditions set forth in Sections 6 and 7 (or on such other date as Parent and the Company shall agree). (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificate of merger conforming to the requirements of the Delaware General Corporation Law shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time such certificate of merger is filed with the Secretary of State of the State of Delaware (the "Effective Time").

  1.4 Certificate of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent and the Company prior to the Effective
Time:

          (a) the certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time in a form acceptable to Parent;

          (b) the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

          (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals selected by Parent prior to the Closing.

  1.5     Conversion of Shares.

          (a) Subject to Sections 1.7(b) and 1.8, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

              (i) each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive share(s) of the common stock (par value $0.001 per share) of Parent ("Parent Common Stock") determined by dividing (A) the quotient of (1) $213,600,000, and (2) the Parent Average Stock Price, by (B) the Fully Diluted Number of Company Shares; and

              (ii) each share of the common stock (par value $0.001 per share) of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

          (b) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares

                                       2.

of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

  1.6 Closing of the Company's Transfer Books. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

  1.7     Exchange of Certificates.

          (a) At the Closing, each Stockholder shall surrender to Parent all of his certificates representing shares of Company Common Stock (properly endorsed for transfer), and Parent shall deliver to its transfer agent (with a copy to the Stockholders) irrevocable instructions relating to the issuance of Parent Common Stock in accordance with this Section 1.7. At or as soon as practicable after the Effective Time, Parent shall (i) deliver to each Stockholder a certificate representing 92.5 percent of the number of whole shares of Parent Common Stock that such Stockholder has the right to receive pursuant to the provisions of Section 1.5 and (ii) deliver to the escrow agent under the Escrow Agreement (as defined below), on behalf and in the name of each Stockholder a certificate representing 7.5 percent of the number of whole shares of Parent Common Stock that such Stockholder has the right to receive pursuant to the provisions of Section 1.5. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

          (b) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the average of the closing sale prices of a share of Parent Common Stock as reported on the Nasdaq National Market for each of the five consecutive trading days ending on the trading day immediately preceding the Closing.

                                       3.

  1.8     Dissenting Shares.

          (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company that, as of the Effective Time, are or may become "dissenting shares" within the meaning of Section 262 of the Delaware General Corporation Law shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5 (or cash in lieu of fractional shares in accordance with Section 1.7(b)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in the Delaware General Corporation Law; provided, however, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with Section 1.5 (and cash in lieu of fractional shares in accordance with Section 1.7(b)).

          (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of capital stock of the Company pursuant to the Delaware General Corporation Law and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the Delaware General Corporation Law and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

  1.9 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

  1.10 Accounting Treatment. For accounting purposes, the Merger is intended to be treated as a "pooling of interests."

  1.11 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.



SECTION 2.  Representations and Warranties of the Company and the Stockholders

          The Company and the Stockholders jointly and severally represent and warrant, to and for the benefit of the Indemnitees, as follows:

                                       4.

  2.1     Due Organization; No Subsidiaries; Etc.

          (a) Each of the Acquired Corporations has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full power (corporate and other) and authority to own or lease its properties and conduct its business as described in the Company's preliminary prospectus, dated April 9, 1999 ("Preliminary Prospectus"), and as currently being conducted and proposed to be conducted by it and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Acquired Corporations considered as one enterprise (a "Material Adverse Effect on the Acquired Corporations"). Each of the Acquired Corporations is in possession of and operating in compliance with all Governmental Authorizations that are material to the conduct of its business, all of which are valid and in full force and effect.

          (b) The Preliminary Prospectus accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

          (c) The Company has no subsidiaries (defined below) other than BCC, Inc., a California corporation (the "Subsidiary"). The Company owns 100 percent of the issued and outstanding stock of the Subsidiary. Neither of the Acquired Corporations has any equity interest in any Entity (defined below). As used in this Agreement, the word "subsidiary" means any Entity of which the Company directly or indirectly owns 50 percent or more of the equity or that the Company directly or indirectly controls.

  2.2 Certificate of Incorporation and Bylaws; Records. The Company has delivered (or, prior to May 7, 1999, will deliver) to Parent accurate and complete copies of: (a) the Company's certificate of incorporation and bylaws, including all amendments thereto; (b) the stock records of the Company; and (c) except as set forth in Part 2.2 of the Disclosure Schedule, the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There has not been any violation of any of the provisions of the Company's certificate of incorporation or bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's stockholders, the Company's board of directors or any committee of the Company's board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects.

  2.3     Capitalization, Etc.

          (a) The authorized and outstanding capital stock of the Company is as set forth in the Preliminary Prospectus, and the description of the Common Stock set forth in the Prospectus under the caption "Description of Capital Stock" conforms with and accurately describes the rights set forth in the instruments defining the Company Common Stock. The

                                       5.

Stockholders own 100 percent of the outstanding shares of capital stock of the Company. There are no options, warrants or other rights to subscribe for or purchase any shares of capital stock of the Company currently outstanding, and the Company is not subject to any obligations, commitment, plan, arrangement or court or administrative order with respect to the same.

          (b) All of the outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the Company. There are no preemptive rights applicable to any shares of capital stock of the Company.

          (c) All of the stock in the Subsidiary owned by the Company is owned by the Company free and clear of any Encumbrance. All of the outstanding stock of the Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable, has been issued in compliance with all applicable Legal Requirements, including securities laws, and was not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the Subsidiary. There are no options, warrants or other rights outstanding to subscribe for or purchase any shares of the capital stock of the Subsidiary and the Subsidiary is not subject to any obligation, commitment, plan, arrangement or court or administrative order with respect to same. There are no preemptive rights applicable to any shares of capital of the Subsidiary.

  2.4     Financial Statements.

          (a) BDO Seidman, LLP, whose reports appear in the Company's registration statement (Registration No. 333-72221) filed on Form SB-2, dated April 9, 1999 (the "Registration Statement"), and the Preliminary Prospectus, are, and during the periods covered by their reports in the Registration Statement were, independent accountants as required by the Securities Act and the Securities Act rules and regulations. The financial statements and schedules included in the Registration Statement and the Preliminary Prospectus present fairly the financial condition, results of operations, cash flow and changes in stockholders' equity and the financial statements and schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented. The selected and summary financial and statistical data included in the Registration Statement and the Preliminary Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. Except as set forth in such financial statements or as set forth in the Preliminary Prospectus, the Company has no material debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever, including, without limitation, any tax liabilities or deferred tax liabilities or any other debts, liabilities or obligations.

          (b) The books, records and accounts of the Acquired Corporations accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of the Acquired Corporations. The systems of internal accounting controls maintained by the Acquired

                                       6.

Corporations are sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

  2.5 Absence of Changes. Except for executing this Agreement and as set forth in Part 2.5 of the Disclosure Schedule, since December 31, 1998:

          (a) there has not been any material loss or interference with the business of either of the Acquired Corporations from fire, explosion, flood, earthquake or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree;

          (b) there has not been any changes in the capital stock or long-term debt of either of the Acquired Corporations;

          (c) neither of the Acquired Corporations has declared, paid or made any dividend or distribution of any kind on the capital stock of either of the Acquired Corporations; and

          (d) there has not been any material change, or a development known to the Company that might cause or result in a material change, in or affecting the business, properties, condition (financial or otherwise), results of operation or prospects of the Acquired Corporations considered as one enterprise, whether or not arising from transactions in the ordinary course of business, and, in each case other than as is expressly and specifically set forth in the Registration Statement and the Preliminary Prospectus, and since such dates, except in the ordinary course of business, neither of the Acquired Corporations has entered into any material transaction not described in the Registration Statement and the Prospectus.

  2.6 Title to Assets. Each of the Acquired Corporations owns, or has valid rights to use, all items of real and personal property that are material to their respective business and, except as described in the Registration Statement, such assets are owned or used by the Acquired Corporations free and clear of all Encumbrances that might materially interfere with the business, properties, condition (financial or otherwise), results of operations or prospects of the Acquired Corporations.

  2.7 Equipment; Leasehold. All material items of equipment and other tangible assets owned by or leased to each of the Acquired Corporations are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the respective Acquired Corporations in the manner in which such business is currently being conducted.

  2.8 Title to Real Property. Part 2.8 of the Disclosure Schedule sets forth a complete list of all real property and interests in real property owned by the Acquired Corporations

                                       7.

("Owned Real Property"). Part 2.8 of the Disclosure Schedule also sets forth a complete list of all real property and interest in real property leased by either of the Acquired Corporations ("Leased Real Property"). The applicable Acquired Corporation has (a) good and insurable fee title to all Owned Real Property and (b) good and valid title to the leasehold estates in all Leased Real Property (Owned Real Property or Leased Real Property being sometimes referred to herein, individually, as a "Company Real Property" and, collectively, as "Company Real Properties"), in each case free and clear of all Encumbrances, except (i) such as are set forth in Part 2.8 of the Disclosure Schedule, (ii) leases, subleases and similar agreements set forth in Part 2.8 of the Disclosure Schedule, (iii) easements, covenants, rights-of-way and other similar restrictions of record, and (iv) any conditions that may be shown by a current, accurate survey or physical inspection of any Company Real Property made prior to Closing other than conditions, of any, that do not, individually or in the aggregate, materially impair the use and operation by the respective Acquired Corporation.

                                       8.

  2.9 Intellectual Property. Each of the Acquired Corporations owns or possesses adequate rights to use all material patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights (collectively, the "Intellectual Property") described or referred to in the Registration Statement and the Preliminary Prospectus, as owned by or used by it, or which are necessary for the conduct of their respective business as described in the Registration Statement and the Preliminary Prospectus, and neither of the Acquired Corporations has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Acquired Corporations considered as one enterprise. The Acquired Corporations have taken reasonable steps to protect and maintain the confidentiality and secrecy of all Intellectual Property (except Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Intellectual Property. Except as set forth in Part 2.9 of the Disclosure Schedule, the Company has not (other than pursuant to license agreements identified in Part 2.10 of the Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (a) the source code, or any portion or aspect of the source code, of any Intellectual Property or (b) the object code, or any portion or aspect of the object code, of any Intellectual Property. Neither of the Acquired Corporations is a party to any material options, licenses or agreements of any kind that grant rights to any other party to manufacture, license, produce, assemble, market or sell the products of either of the Acquired
Corporations.   Except as described in the Registration Statement and
Preliminary Prospectus, neither of the Acquired Corporations is bound by or a party to any options, licenses or agreements of any kind with respect to any Intellectual Property of any other party material to the business of either of the Acquired Corporations. To the Company's knowledge, no employee of either of the Acquired Corporations is obligated under any Contract or subject to any judgment, decree or order of any court or administrative agency that would interfere with the use of such employee's best efforts to promote the interests of either of the Acquired Corporations or that would conflict with the business of either of the Acquired Corporations as presently conducted or proposed to be
conducted.   Except as set forth in the Preliminary Prospectus, the computer systems and other applicable Proprietary Assets of the Acquired Corporations are Year 2000 Compliant.

  2.10    Contracts.

          (a) Part 2.10(a) of the Disclosure Schedule identifies:

              (i) each Acquired Corporation Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

              (ii) each Acquired Corporation Contract imposing any restriction on the Acquired Corporation's right or ability (A) to compete with any other Person or (B) to transact business or deal in any other manner with any other Person;

              (iii) each Acquired Corporation Contract creating or involving any franchise relationship;

                                       9.

          (iv) each Acquired Corporation Contract relating to the acquisition, issuance or transfer of any securities;

          (v) each Acquired Corporation Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

          (vi) any other Acquired Corporation Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $250,000 in the aggregate or (B) the performance of services having a value in excess of $250,000 in the aggregate, in each case other than Contracts that have a term of less than 60 days or that may be terminated by the Acquired Corporation (without penalty) within 60 days after the delivery of a termination notice by the Acquired Corporation; and

          (vii) any other Acquired Corporation Contract that is material to the business of either of the Acquired Corporations.

(Contracts in the respective categories described in clauses "(i)" through "(vii)" above are referred to in this Agreement as "Material Contracts.")

     (b) The Company has delivered (or, prior to May 7, 1999, will deliver) to Parent accurate and complete copies of all Material Contracts. Each Contract identified in Part 2.10 of the Disclosure Schedule is valid and in full force and effect, and, to the best of the knowledge of the Acquired Corporations and the Stockholders, is enforceable by the respective Acquired Corporation in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     (c)  Except as set forth in Part 2.10 of the Disclosure Schedule:

          (i) neither of the Acquired Corporations has violated or breached, or committed any default under, any Acquired Corporation Contract, and, to the best of the knowledge of the Acquired Corporations and the Stockholders, no other Person has violated or breached, or committed any default under, any Acquired Corporation Contract;

          (ii) to the best of the knowledge of the Acquired Corporations and the Stockholders, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Acquired Corporation Contract, (B) give any Person the right to declare a default or exercise any remedy under any Acquired Corporation Contract, (C) give any Person the right to accelerate the maturity or performance of any Acquired Corporation Contract, or (D) give any Person the right to cancel, terminate or modify any Acquired Corporation Contract;

          (iii)  since December 31, 1998, neither of the Acquired
  Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Acquired Corporation Contract; and

                                      10.

          (iv) neither of the Acquired Corporations has waived any of its material rights under any Material Contract.

  2.11 Liabilities. Neither of the Acquired Corporations has any material liability, absolute or contingent, relating to: (a) public health or safety;
(b) worker health or safety; (c) product defect or warranty; or (d) pollution, damage to or protection of the environment, including, relating to damage to natural resources, emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, use, treatment, storage, generation, disposal, transport or handling of any hazardous materials, which could have a material adverse effect on the general affairs, management and financial position of either of the Acquired Corporations. As used herein, "hazardous material" includes chemical substances, or wastes, pollutants, contaminants, hazardous, radioactive or toxic substances, constituents, materials or wastes, whether solid, gaseous or liquid in nature.

  2.12 Compliance with Legal Requirements. The Company is, and has at all times since January 1, 1997, been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not (and will not reasonably be expected to) have a Material Adverse Effect on the Acquired Corporations. Except as set forth in
Part 2.12 of the Disclosure Schedule, since January 1, 1997, neither of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

  2.13 Governmental Authorizations. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held either of the Acquired Corporations, and the Company has delivered (or, prior to May 7, 1999, will deliver) to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable each of the Acquired Corporations to conduct its business in the manner in which its business is currently being conducted. Each of the Acquired Corporations is, and at all times since January 1, 1997, has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in
Part 2.13 of the Disclosure Schedule. Since January 1, 1997, neither of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

  2.14 Tax Matters. Except as set forth in Part 2.14 of the Disclosure Schedule, each of the Acquired Corporations has filed all federal, state, local and foreign tax returns that are required to be filed or has requested extension thereof and has paid all taxes, including sales and withholding taxes, penalties and interest, assessments, fees and other charges to the extent that the same have become due and payable. Except as set forth in Part 2.14 of the Disclosure Schedule, no tax assessment or deficiency has been made or proposed against either of the Acquired Corporations nor has either of the Acquired Corporations received any notice of any

                                      11.

proposed tax assessment or deficiency. Neither of the Acquired Corporations is, or has even been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar agreement.

  2.15    Employee and Labor Matters; Benefit Plans.

          (a) No labor disturbance by the employees of either of the Acquired Corporations exists, is imminent or, to the best knowledge of the Company, is contemplated or threatened. No collective bargaining agreement exists with any employees of the Acquired Corporations and, to the best knowledge of the Company, no such agreement is imminent. To the Company's knowledge, no officer, employee or consultant of either of the Acquired Corporations whose continued services are material to the conduct of the business of the Company or the Subsidiary has any plans to terminate employment with the Company or the Subsidiary nor does either of the Acquired Corporations have a present intention to terminate the employment or Contract of any such person.

          (b) Part 2.15(b) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, medical, termination pay and other plan, program or agreement (collectively the "Plans") sponsored, maintained, contributed to or required to be contributed to by either of the Acquired Corporations for the benefit of any employee of either of the Acquired Corporations. The Company has delivered (or, prior to May 7, 1999, will deliver) to Parent accurate and complete copies of each Plan. Each of the Acquired Corporations is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) for which either of the Acquired Corporations would have any liability has occurred; neither of the Acquired Corporations has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code; and each "pension plan" for which either of the Acquired Corporations or the Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

          (c) Part 2.15(c) of the Disclosure Schedule contains a list of all salaried employees of the Acquired Corporations as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them, their dates of employment and their positions.

          (d) There is no agreement, plan or arrangement covering any employee or independent contractor or former employee or independent contractor of either of the Acquired Corporations that, considered individually or considered collectively with any other such agreements, plans or arrangements, will or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code.

  2.16 Environmental Matters. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes,

                                      12.

hazardous wastes or hazardous substances by either of the Acquired Corporations (or, to the best knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by either of the Acquired Corporations in violation of any applicable Legal Requirement, order, judgment, decree or permit or which would require remedial action under any applicable Legal Requirement, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect on the Acquired Corporations; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes, radioactive wastes, mixed wastes or hazardous substances due to or caused by either of the Acquired Corporations or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect on the Acquired Corporations. The terms "radioactive wastes," "mixed wastes," "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable Legal Requirements with respect to environmental protection.

  2.17 Insurance. Part 2.17 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of either of the Acquired Corporations, identifies any material claims made thereunder, and includes a summary of the amounts and types of coverage and the deductibles under each such insurance policy. Each of the insurance policies identified in
Part 2.17 of the Disclosure Schedule is in full force and effect. Neither of the Acquired Corporations has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

  2.18 Related Party Transactions. Except as set forth in the Preliminary Prospectus, there are no outstanding loans, advances or guaranties of indebtedness by either of the Acquired Corporations to or for the benefit of any of (a) any "affiliate," as such term is defined in the Securities Act rules and regulations or (b) any of the members of the families of any of them.

  2.19    Legal Proceedings; Orders.

          (a) There is no Legal Proceeding to which either of the Acquired Corporations is a party or to which any property of either of the Acquired Corporations is subject which is pending, to the best knowledge of the Company no such Legal Proceeding is threatened or contemplated against either of the Acquired Corporations.

          (b) Neither of the Acquired Corporations is in violation of, or has received any notice or claim from any governmental agency or third party that it is in violation of, any order, writ, injunction, judgment or decree of any agency or body or of any court, to which it or its properties (whether owned or leased) may be subject, which violation might have a Material Adverse Effect on the Acquired Corporations.

                                      13.

  2.20 Authority; Binding Nature of Agreement. This Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding obligation of, the Company and the Stockholders, enforceable against the Company and the Stockholders in accordance with its terms, except insofar as enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and general principles of equity.

  2.21 Non-Contravention; Consents. Neither of the Acquired Corporations is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery of this Agreement or the consummation of the transactions contemplated by this Agreement result in a material violation of or constitute a material breach of or a default (including without limitation with the giving of notice, the passage of time or otherwise) under, the certificate of incorporation, bylaws or other governing documents of either of the Acquired Corporations or any obligation, agreement, covenant or condition contained in any Contract to which either of the Acquired Corporations is a party or by which any of their respective properties may be bound or affected. The performance by the Company of its obligations under this Agreement will not result in a material violation of any Legal Requirement, or any order or any writ, injunction, judgment or decree of any governmental agency or body or of any court having jurisdiction over either of the Acquired Corporations or any of their respective properties or result in the creation or imposition of any Encumbrance upon any property or asset of either of the Acquired Corporations. Except as expressly set forth in this Agreement (including in Section 5.3), no Consent is required in connection with the completion by the Company of the transactions contemplated by this Agreement.

  2.22    Full Disclosure.

          (a) This Agreement (including the Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained herein (in the light of the circumstances under which such representations, warranties and information were made or provided) not false or misleading.

          (b) The information in the Preliminary Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


SECTION 2A.   Representations and Warranties of the LLCs and the Members

          The LLCs and the members of the LLCs set forth on the signature page hereof (the "Members") jointly and severally represent and warrant, to and for the benefit of the Indemnitees, as follows:

  2.1A    Due Organization, Etc.  Each of the LLCs has been duly organized and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation. Except for the partnership interests identified in Part 2.1A of the LLC Disclosure

                                      14.

Schedule, none of the LLCs owns (or has ever owned) any partnership or other equity interest in any Entity.

  2.2A    Capitalization.  The Members own 100 percent of the outstanding interests in the LLCs. Except as set forth in Part 2.2A of the LLC Disclosure Schedule, there have been no issuances or transfers of any interest in the LLCs during the last two years.

  2.3A    Tax Returns. The LLCs have delivered to Parent accurate and complete copies of federal income tax returns for the years ended December 31, 1996 and 1997 and a draft of the federal income tax return for the year ended December 31, 1998. Except as set forth in Part 2.3A of the LLC Disclosure Schedule, each of the LLCs has filed all federal, state, local and foreign tax returns that are required to be filed (or has requested extension thereof).

  2.4A    Title to Transferred Assets.  Each of the LLCs owns all of the
Transferred Assets, free and clear of all Encumbrances other than the Encumbrances set forth in Part 2.4A of the LLC Disclosure Schedule (it being understood that this representation does not include any representation relating to Transferred Real Property).

  2.5A    Title to Real Property Interests.  Part 2.5A of the LLC Disclosure
Schedule sets forth a complete list of all real property and interests in real property owned by the LLCs. The LLCs are not leasees with respect to any real property or interest in real property.

  2.6A    Contracts.  Part 2.6A of the LLC Disclosure Schedule identifies each material Contract (including Contracts relating to the leasing of real property) to which either of the LLCs is a party. The LLCs have delivered (or, prior to May 7, 1999, will deliver) to Parent accurate and complete copies of all Contracts referred to in Part 2.6A of the LLC Disclosure Schedule. To the actual knowledge of the LLCs and the Members, each Contract identified in Part 2.6A of the LLC Disclosure Schedule is valid and in full force and effect and is enforceable by the respective LLC in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Except as set forth in Part 2.6A of the LLC Disclosure Schedule, neither of the LLCs has violated or breached, or committed any default under, any Contract to which either LLC is a party, and, to the best of the knowledge of the LLCs and the Members, no other Person has violated or breached, or committed any default under, any Contract to which either LLC is a party.

  2.7A    Environmental Matters.  To the actual knowledge of the LLCs and the
Members, except as set forth in Part 2.7A of the LLC Disclosure Schedule, neither of the LLCs has any material liability, absolute or contingent, relating to pollution or damage to or protection of the environment, including, relating to damage to natural resources, emissions, discharges, releases or threatened releases of hazardous materials into the environment or relating to the manufacture, processing, use, treatment, storage, generation, disposal, transport or handling of any hazardous materials, which has had, would have or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, condition or results of operations of either of the LLCs. Except as set forth in Part 2.7A of the Disclosure Schedule, neither of the LLCs and neither of the Members has received any notice that alleges that either of the LLCs is not in compliance with any Environmental Law.

                                      15.

  2.8A Compliance with Legal Requirements. Each of the LLCs is, and has at all times since January 1, 1998 been, in compliance in all material respects with all applicable Legal Requirements. Since January 1, 1998, neither of the LLCs and neither of the Members has received any notice or other communication regarding any actual or possible violation of, any Legal Requirement.

  2.9A    Legal Proceedings. Except as set forth in Part 2.9A of the LLC
Disclosure Schedule, there is no pending Legal Proceeding, and (to the knowledge of the LLCs and the Members) no Person has threatened to commence any Legal Proceeding (and since January 1, 1998, there has not been any Legal Proceeding) that involves either of the LLCs or any of the assets owned or used by either of the LLCs. To the knowledge of the LLCs and the Members, except as set forth in
Part 2.9A of the LLC Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. No event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, give rise to or serve as a basis for the commencement of any Legal Proceeding by a partner of any of the partnerships in which the LLCs have an interest against either of the LLCs. There is no order, writ, injunction, judgment or decree to which either of the LLCs, or any of the assets owned or used by either of the LLCs, is subject. Neither of the Members is subject to any order, writ, injunction, judgment or decree that relates to the business of the LLCs or to any of the assets owned or used by either of the LLCs.

  2.10A   Absence of Material Liabilities.  None of the LLCs has accrued, contingent or other liabilities, except for (a) liabilities identified as such on the balance sheet that is included in the draft 1998 federal income tax returns of the LLCs, or (b) liabilities that would not, and would not reasonably be expected to, result in a material adverse effect on the business, assets, liabilities, condition or results of operation of the LLCs.

  2.11A   Authority; Binding Nature of Agreement.  This Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding obligation of, the LLCs and the Members, enforceable against the LLC and the Members in accordance with its terms, except insofar as enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and general principles of equity.

  2.12A   Non-Contravention; Consents.  Except as set forth in Part 2.9A of the LLC Disclosure Schedule, neither of the LLCs is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery of this Agreement or the consummation of the transactions contemplated by this Agreement result in a material violation of or constitute a material breach of or a default (including without limitation with the giving of notice, the passage of time or otherwise) under, the certificate of incorporation, bylaws or other governing documents of either of the LLCs or any obligation, agreement, covenant or condition contained in any Contract to which either of the LLCs is a party or by which any of their respective properties may be bound or affected. The performance by the LLCs of its obligations under this Agreement will not result in a material violation of any Legal Requirement, or any order or any writ, injunction, judgment or decree of any governmental agency or body or of any court having jurisdiction over either of the LLCs or any of their

                                      16.

respective properties or result in the creation or imposition of any Encumbrance upon any property or asset of either of the LLCs. No Consent is required in connection with the completion of the Real Property Transactions.

  2.13A   Full Disclosure. This Agreement (including the LLC Disclosure
Schedule) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained in this Section 2A (in the light of the circumstances under which such representations, warranties and information were made or provided) not false or misleading.

SECTION 3.  Representations and Warranties of Parent and Merger Sub

          Parent and Merger Sub jointly and severally represent and warrant to the Company, the LLCs, the Stockholders and the Members as follows:

  3.1 Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power required to conduct its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a material adverse effect on Parent's business, financial condition or results of operations.

  3.2 Authority; Binding Nature of Agreement. Parent and Merger Sub have the absolute and unrestricted right, power and authority to enter into and to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

  3.3 No Conflict; Consents. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent and Merger Sub are not prohibited by, and will not violate or conflict with, any provision of the certificate of incorporation or bylaws of Parent or Merger Sub, or of any Legal Requirement or any provision of any Contract to which Parent or Merger Sub is a party, except where any of the foregoing would not have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operation, of Parent. Except as expressly set forth in this Agreement (including in Section 5.3), no Consent of any Governmental Body is necessary on the part of Parent or Merger Sub for the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement.

                                      17.

  3.4 Valid Issuance. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

  3.5 Merger Sub. Merger Sub has been formed solely for the purpose of executing and delivering this Agreement and consummating the transactions contemplated hereby. Merger Sub has not engaged in any business or activity other than activities related to its corporate organization and the execution and delivery of this Agreement.

  3.6 Preliminary Prospectus. Parent and Merger Sub have been furnished with and have read the Preliminary Prospectus and the Registration Statement.

SECTION 4. Certain Covenants of the Company, The LLCs the Stockholders and The Members

  4.1     Access and Investigation.

          (a) During the period from the date of this Agreement through the Closing Date (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, tax returns, work papers and other documents and information relating to the Acquired Corporations; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, tax returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request.

          (b) During the Pre-Closing Period, the LLCs shall, and shall cause their Representatives to: (i) provide Parent and Parent's Representatives with reasonable access to the LLCs' Representatives, personnel and assets and to all existing books, records, tax returns, work papers and other documents and information relating to the LLCs, the Transferred Real Property and the Partnership Real Property; (ii) provide, to the extent such materials are (or could easily become) in the possession or control of an LLC, Parent and Parent's Representatives with legible copies of the following documents (collectively, the "LLC Property Documents"): (A) all leases and correspondence relating to possible breaches thereof (or other material problems relating thereto) between the LLC and current tenants of the Transferred Real Property or between the owner of the Partnership Real Property and the current tenants of the Partnership Real Property; (B) all service, labor and maintenance contracts affecting the Transferred Real Property and the Partnership Real Property; (C) copies of the property tax bills for the Transferred Real Property and the Partnership Real Property for the most recent three (3) consecutive fiscal years; (D) all licenses and permits, blueprints, surveys, drawings, specifications, plans, maps (tentative and final) and applications to governmental entities in connection with the subdivision or proposed use of the Transferred Real Property and the Partnership Real Property, contracts, and other documents relative to the Transferred Real Property and all tenant improvements therein; (E) copies of documents creating liens against the Transferred Real Property and the Partnership Real Property; (F) all engineering, soils, environmental or toxics studies, reports, surveys and assessments, and all documents, correspondence, applications, permits and other

                                      18.

communications to or from any government agency in connection with any hazardous materials or any environmental condition of the Transferred Real Property and the Partnership Real Property; and (G) all building and occupancy permits relative to the Transferred Real Property and the Partnership Real Property; and
(iii) provide Parent and Parent's Representatives with copies of such existing books, records, tax returns, work papers and other documents and information relating to the LLCs, and with such additional financial, operating and other data and information regarding the LLCs, the Transferred Real Property and the Partnership Real Property, as Parent may reasonably request.

          (c) Within five (5) business days after execution of this Agreement, the LLCs' Agent shall cause to be delivered to Parent the Preliminary Reports, together with legible copies of all documents shown as exceptions in the Preliminary Reports and the LLC Property Documents.

  4.2 Operation of the Business of the Acquired Corporations. Without the prior written consent of Parent and except as permitted or contemplated by this Agreement, during the Pre-Closing Period:

          (a) each of the Acquired Corporations shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement (it being understood that upon execution of this Agreement, the Company will terminate the process relating to its initial public offering and incur costs in connection therewith);

          (b) each of the Acquired Corporations shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with such Acquired Corporations;

          (c) each of the Acquired Corporations shall keep in full force all insurance policies identified in Part 2.17 of the Disclosure Schedule;

          (d) neither of the Acquired Corporations shall declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock (except that the Company may distribute up to $1,500,000 of undistributed S Corporation retained earnings to the Stockholders prior to the Closing), and neither of the Acquired Corporations shall repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

          (e) neither of the Acquired Corporations shall sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (f) neither of the Acquired Corporations nor any of the Stockholders shall amend or permit the adoption of any amendment to the certificate of incorporation or bylaws of either of the Acquired Corporations, or effect or permit any of the Acquired

                                      19.

  Corporations to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (g) neither of the Acquired Corporations shall form any subsidiary or acquire any equity interest or other interest in any other Entity;

          (h) neither of the Acquired Corporations shall make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of all of the Acquired Corporations during the Pre-Closing Period, do not exceed $50,000 per month;

          (i) neither of the Acquired Corporations shall (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract (except that the Acquired Corporations may, in the ordinary course of business consistent with past practice, enter into a Material Contract of the type described in clause "(vi)" of Section 2.10(a)) or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Material Contract;

          (j) neither of the Acquired Corporations shall (i) lend money to any Person (except that the Acquired Corporations may make routine travel advances to employees in the ordinary course of business) or (ii) incur or guarantee any indebtedness for borrowed money (except that the Acquired Corporations may make routine borrowings in the ordinary course of business under its existing line(s) of credit);

          (k) neither of the Acquired Corporations shall (i) establish, adopt or amend any Employee Benefit Plan, (ii) other than in the ordinary course of business consistent with past practice, pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee whose aggregate annual compensation is expected to exceed $75,000;

          (l) neither of the Acquired Corporations shall change any of its methods of accounting or accounting practices in any material respect;

          (m) neither of the Acquired Corporations shall make any tax election;

          (n) neither of the Acquired Corporations shall commence or settle any Legal Proceeding;

          (o) neither of the Acquired Corporations shall agree or commit to take any of the actions described in clauses "(e)" through "(n)" above.

  4.3 Operation of the Business of the LLCs. Without the prior written consent of Parent (which consent (i) will not be unreasonably withheld, and (ii) will be deemed to have been given if Parent does not respond to a written request for a consent within five days after receipt of such a request), during the Pre-Closing Period: (a) each of the LLCs shall conduct its business and operations in the ordinary course and in substantially the same manner as such

                                      20.

business and operations have been conducted prior to the date of this Agreement; and (b) neither of the LLCs shall (i) enter into, or permit any of the assets owned or used by it to become bound by, any lease or other Contract that is material to the business of the LLCs, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such lease or other Contract.

     4.4  Notification; Disclosure Schedule; Updates to Disclosure Schedule.

          (a) On or prior to May 7, 1999, the Company and the Stockholders shall cause to be provided to Parent a Disclosure Schedule (arranged in separate parts corresponding to the numbered and lettered sections contained in Section
2) setting forth an accurate and complete description of all applicable qualifications to, and information required by, the representations and warranties set forth in Section 2. On or prior to May 7, 1999, the LLCs and the Members shall cause to be provided to Parent an LLC Disclosure Schedule (arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2A) setting forth an accurate and complete description of all applicable qualifications to, and information required by, the representations and warranties set forth in Section 2A.

          (b) During the Pre-Closing Period, the Acquired Corporations shall promptly notify Parent in writing of: (i) the discovery by either of the Acquired Corporations of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by either of the Acquired Corporations or any of the Stockholders in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by either of the Acquired Corporations or any of the Stockholders in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of either of the Acquired Corporations or any of the Stockholders; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely. During the Pre-Closing Period, the LLCs shall promptly notify Parent in writing of: (i) the discovery by either of the LLCs of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by either of the LLCs or either of the Members in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by either of the LLCs or either of the Members in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of either of the LLCs or any of the Members; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely.

                                      21.

            (c) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(b) requires any change in the Disclosure Schedule or in the LLC Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule or the LLC Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Acquired Corporations or the LLC, as the case may be, shall promptly deliver to Parent an update to the Disclosure Schedule or the LLC Disclosure Schedule specifying such change. Except as expressly set forth in this Agreement, no such update shall be deemed to supplement or amend the Disclosure Schedule or the LLC Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by either of the Acquired Corporations or any of the Stockholders or by either of the LLCs or Members in this Agreement or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

     4.5 No Negotiation. During the Pre-Closing Period, neither of the Acquired Corporations nor any of the Stockholders shall, directly or indirectly:

            (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

            (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

            (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

The Acquired Corporations shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by either of the Acquired Corporations or any of the Stockholders during the Pre-Closing Period.


SECTION 5.  Additional Covenants of the Parties

     5.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings, if any, and give all notices, if any, required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement and (b) shall use all commercially reasonable efforts to obtain all Consents, if any, required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Acquired Corporations and the LLCs shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Acquired Corporations or the LLCs during the Pre-Closing Period.

     5.2 Company Stockholders' Meeting. The Company shall, in accordance with its certificate of incorporation and bylaws and the applicable requirements of the Delaware General Corporation Law, call and hold a special meeting of its stockholders as promptly as practicable

                                      22.

for the purpose of permitting them to consider and to vote upon and approve the Merger and this Agreement, or shall have all of the Stockholders execute a written consent pursuant to which they unanimously approve the Merger and this Agreement. Each Stockholder hereby agrees that at any meeting of the Company stockholders, however called, or in connection with any written consent of the Company stockholders, such Stockholder will appear at the meeting or otherwise cause all of the shares of Company Common Stock owned of record or beneficially by such Stockholder to be counted as present thereat for purposes of establishing a quorum and such Stockholder shall vote or consent (or cause to be voted or consented) all of such shares in favor of the Merger, the execution and delivery by the Company of this Agreement and the approval and adoption of the terms hereof, each of the other actions contemplated by this Agreement and any actions required in furtherance hereof.

     5.3 Antitrust Notification. Parent and Bernard A. Osher shall as promptly as practicable following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the transactions contemplated hereby pursuant to the HSR Act. Any such notification and report form shall be in substantial compliance with the requirements of the HSR Act. Parent, Merger Sub, each of the Acquired Corporations and each Stockholder shall furnish to each other such necessary information and reasonable assistance as Parent or Bernard A. Osher may request in connection with its preparation of any filing or submission that is necessary under the HSR Act. Parent and Bernard A. Osher shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Parent, Merger Sub, each of the Acquired Corporations and each Stockholder shall each use reasonable efforts to obtain any clearance required under the HSR Act for the Merger. For the purposes of this Section 5.3, "reasonable efforts" does not include divesting assets, bringing or defending suit against or by the DOJ or FTC or the requirement that a party agree to restrictions on its ownership or the operation of its business.

     5.4 Public Announcements. During the Pre-Closing Period, (a) neither of the Acquired Corporations nor any of the Stockholders (nor the LLCs or either of the Members) shall (and the Acquired Corporations and the LLCs shall not permit any of their Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent, which consent shall not be unreasonably withheld (it being understood that the Company, after consultation and coordination with Parent, may issue a press release relating to the termination of its initial public offering), and
(b) Parent will use reasonable efforts to consult with the Acquired Corporations prior to issuing any press release or making any public statement regarding the Merger.

     5.5 Pooling of Interests. During the Pre-Closing Period, no party to this Agreement shall take any action that could reasonably be expected to have an adverse effect on the ability of Parent to account for the Merger as a "pooling of interests" (it being understood that this Section 5.5 shall not prohibit the parties to this Agreement from taking actions permitted by other sections of this Agreement).

                                      23.

     5.6 Affiliate Agreements. Each Stockholder shall execute and deliver to Parent, and each of the Acquired Corporations shall use all commercially reasonable efforts to cause each other Person identified on Exhibit B (and any other Person that could reasonably be deemed to be an "affiliate" of any of the Acquired Corporations for purposes of the Securities Act), to execute and deliver to Parent, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form of Exhibit C.

     5.7 Reasonable Efforts. During the Pre-Closing Period, (a) each of the Acquired Corporations, each of the LLCs, each of the Stockholders and each of the Members shall use its reasonable efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their reasonable efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

     5.8  Employee and Related Matters.

          (a) Unless Parent receives any contrary recommendations from existing management of the Company, Parent currently expects that the current employees of the Company will continue to be employees of the Company immediately after the Effective Time. Parent and the Company will consult with each other with respect to the disclosure of the Merger to the employees of the Company.

          (b) For not less than one year following the Closing Date, Parent shall maintain, or shall cause Merger Sub to maintain, compensation and employee benefit plans and arrangements and perquisites for those persons who remain employees of the Acquired Corporations after the Closing Date that, in the aggregate, are substantially comparable to (or more favorable than) those provided pursuant to the compensation and employee benefit plans and arrangements and perquisites in effect on the date hereof.

     5.9 Listing. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock being issued pursuant to this Agreement to be approved for listing (subject to notice of issuance) on the Nasdaq National Market.

     5.10 Advisory Board. After the Closing, John Gallo shall be appointed to the Parent advisory board for Parent's "premium offering services" business, which shall be formed after the Closing.

     5.11 LLC Transaction.

          (a) At the Closing, the Members shall sell, assign, transfer, convey and deliver to Parent and/or an entity designated by Parent good and valid title to 100 percent of the interests in the LLCs (the "LLC Interests"), free of any Encumbrances.

          (b) As consideration for the sale of the LLC Interests held by a particular Member, at the Effective Time, Parent shall issue to such Member such Member's pro-rata share of the number of shares of Parent Common Stock determined by dividing:

               (i) the amount by which (A) the sum of (1) the Appraised Value of the Transferred Real Property, plus (2) the product of
                    (x) the

                                      24.

                    Partnership Percentage as to a particular partnership described in Part 2.1A of the LLC Disclosure Schedule, and
                    (y) the Appraised Value of the Partnership Real Property held by such partnership plus (3) the fair market value of all LLC Assets (excluding Transferred Real Property and Partnership Real Property and excluding any receivables or other amounts owed by either of the Acquired Corporations or any affiliate of either of the Acquired Corporations) held by the LLCs (as determined by Parent in its reasonable discretion), plus (4) $15,000,000, exceeds (B) the aggregate
                                                       -------
                    dollar value of the LLC Liabilities of the LLCs, as determined by Parent in its reasonable discretion and in consultation with PricewaterhouseCoopers LLP and Stadtler, Rosenblum & Saris, CPAS, by

               (ii) the Parent Average Stock Price.

The transaction contemplated by this Section 5.11 is referred to in this Agreement as the "LLC Transaction." For purposes of this Section 5.11, a Member's pro-rata share is equal to such Member's percentage ownership of the LLC Interests, taken as a whole.

          (c) At the Closing, the Members shall execute and cause to be executed, and shall deliver and cause to be delivered to Parent, such deeds, bills of sale, endorsements, assignments and other documents as may (in the reasonable judgment of Parent or its counsel) be necessary or appropriate to assign, convey, transfer and deliver to Parent good and valid title to the LLC Interests and to otherwise consummate the transactions contemplated by this
Section 5.11.

          (d) At or as soon as practicable after the Effective Time, Parent shall (i) deliver to each Member a certificate representing 92.5 percent of the number of shares of Parent Common Stock that such Member has the right to receive pursuant to the provisions of Section 5.11(b) and (ii) deliver to the escrow agent under the LLC Escrow Agreement (as defined below), on behalf and in the name of each Member, a certificate representing 7.5 percent of the number of shares of Parent Common Stock that such Member has the right to receive pursuant to the provisions of Section 5.11(b).

          (e) No fractional shares of Parent Common Stock shall be issued in connection with the LLC Transaction, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, a Member that would otherwise be entitled to receive a fraction of a share of Parent Common Stock shall be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the average of the closing sale prices of a share of Parent Common Stock as reported on the Nasdaq National Market for each of the five consecutive trading days ending on the trading day immediately preceding the Closing.

          (f) The Members shall bear and pay, and shall reimburse Parent for, any sales taxes, transfer taxes, documentary charges, recording fees, assumption fees or similar taxes,

                                      25.

charges, fees or expenses that may become payable in connection with the sale of the LLC Interests to Parent.

SECTION 6.  Conditions Precedent to Obligations of Parent and Merger Sub

            The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Parent), at or prior to the Closing, of each of the following conditions:

     6.1    Accuracy of Representations.

            (a) Each of the representations and warranties made by the Company and the Stockholders in Section 2.3(a) shall have been accurate in all respects on and as of the date of this Agreement.

            (b) Each of the representations and warranties made by the Company and the Stockholders in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing Date as if made at the Closing (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be accurate on and as of such date), except in all such cases for inaccuracies in any such representations or warranties that have not had, and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Corporations.

            (c) Each of the representations and warranties made by the LLCs and the Members in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing Date as if made at the Closing (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be accurate on and as of such date), except for inaccuracies in any such representations or warranties that have not had, and are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of either of the LLCs.

No update to the Disclosure Schedule or LLC Disclosure Schedule, and no "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained in the representations and warranties in this Agreement, shall be given effect for purposes of determining whether the condition contained in Section 6.1(b) or 6.1(c) has been satisfied (it being understood, however, that the "Material Adverse Effect" qualifier contained in Sections 6.1(b) and 6.1(c) shall be given effect for such purposes).

     6.2 Performance of Covenants. All of the covenants and obligations that the Acquired Corporations, the LLCs, the Stockholders and the Members are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

                                      26.

     6.3 Stockholder Approval. The principal terms of the Merger shall have been duly approved by the affirmative vote of all of the shares of Company Common Stock entitled to vote with respect thereto.

     6.4 Consents. All Consents (a) required to be obtained from any Governmental Entity, and (b) otherwise required to be obtained, in each case in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect, except (in the case of clause (b)) to the extent that the failure to obtain any such Consents has not had, and is not reasonably likely to have, a Material Adverse Effect on the Acquired Corporations.

     6.5 Antitrust Approval. The waiting period under the HSR Act shall have expired or been terminated.

     6.6 Agreements and Documents. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

          (a) Affiliate Agreements in the form of Exhibit C, executed by the Persons identified on Exhibit B and by any other Person who could reasonably be deemed to be an "affiliate" of the Acquired Corporations for purposes of the Securities Act;

          (b) Employment and Noncompetition Agreements in the form of Exhibit D executed by John D. Gallo, John C. Fallini, George Noceti and Kenneth G. Stupi;

          (c) Noncompetition Agreements in the form of Exhibit E, executed by Bernard A. Osher and Irving Rabin;

          (d) a FIRPTA Statement in customary form, executed by each of the Acquired Corporations;

          (e) a Release in the form of Exhibit F, executed by each of the Stockholders;

          (f) Stockholder Representation Letters in the form of Exhibit G, executed by each of the Stockholders;

          (g) a Registration Rights Agreement in the form of Exhibit H, executed by the Stockholders;

          (h) an Escrow Agreement in the form of Exhibit I, executed by each of the Stockholders and the Escrow Agent (the "Escrow Agreement");

          (i) an LLC Escrow Agreement in the form of Exhibit J, executed by each of the Stockholders and the Escrow Agent (the "LLC Escrow Agreement");

          (j) a legal opinion of Bartko, Zankel, Tarrant & Miller, P.C., dated as of the Closing Date, in the form of Exhibit K;

                                      27.

          (k) a letter from PricewaterhouseCoopers LLP, dated as of the Closing Date, confirming that Parent may account for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC (provided, however, that the condition referred to in this clause "(j)" shall not apply if the reason that PricewaterhouseCoopers LLP is unable to deliver the letter referred to in this clause "(j)" is due solely to actions taken by Parent or its affiliates);

          (l) a letter from BDO Seidman, LLP, dated as of the Closing Date, confirming that no transaction entered into by either of the Acquired Corporations, and no other fact or circumstance relating to either of the Acquired Corporations, will prevent Parent from accounting for the Merger as a "pooling of interests" in accordance with generally accepted principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

          (m) title insurance policies in amounts and containing such coverages and endorsements as Parent may reasonably require, insuring that fee simple title to the Transferred Real Property is held by the LLCs free and clear of all Encumbrances (other than the Permitted Encumbrances);

          (n) a certificate executed by each of the Stockholders and containing the representation and warranty of each Stockholder that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.7, 6.9 and 6.12 have been duly satisfied (the "Stockholders' Closing Certificate");

          (o) a certificate of merger executed by the Company to be filed with the Secretary of State of the State of Delaware in accordance with Section 1.3;

          (p)  the documents referred to in Section 5.11(c); and

          (q) written resignations of all directors of all of the Acquired Corporations, effective as of the Closing Date.

     6.7 Absence of Material Adverse Effect. There shall have been no change in the business, properties, condition (financial or otherwise) or results of operations of either of the Acquired Corporations since the date of this Agreement which has had or would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. There shall have been no change in the LLC Assets since the date of this Agreement which has had or would reasonably be expected to have a material adverse effect on such LLC Assets.

     6.8 Stock Certificates. Parent shall have received certificates representing all of the capital stock of the Company, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed and, immediately following the Closing, Parent shall own 100 percent of the outstanding capital stock and rights to acquire capital stock of the Company.

     6.9 FIRPTA Compliance. The Company shall have filed with the Internal Revenue Service the notification referred to in Section 6.6(d).

                                      28.

     6.10 Listing. The shares of Parent Common Stock to be issued pursuant to this Agreement shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

     6.11 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger or the LLC Transaction shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger or the LLC Transaction that makes consummation of the Merger or the LLC Transaction illegal.

     6.12 No Legal Proceedings. No Governmental Body or other Person shall have commenced or threatened to commence any Legal Proceeding (a) challenging or seeking the recovery of a material amount of damages in connection with the Merger or the LLC Transaction, (b) seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of Merger Sub or either of the Acquired Corporations, or (c) claiming to own any capital stock of either of the Acquired Corporations, or option or other right to acquire capital stock of either of the Acquired Corporations, or right to receive consideration as a result of the Merger.


SECTION 7. Conditions Precedent to Obligations of the Company and the
     Stockholders

           The obligations of the Company and the Stockholders to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Stockholders' Agent on behalf of the Stockholders), at or prior to the Closing, of the following conditions:

     7.1 Accuracy of Representations. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made at the Closing.

     7.2 Performance of Covenants. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     7.3 Antitrust Approval. The waiting period under the HSR Act shall have expired or been terminated.

     7.4 Agreements and Documents. The Stockholders' Agent (on behalf of the Stockholders) shall have received the following documents.

           (a) a Registration Rights Agreement in the form of Exhibit H, executed by Parent;

           (b) Employment and Noncompetition Agreements in the form of Exhibit D, executed by Parent; and

                                      29.

           (c) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, substantially similar to the form of legal opinion of Bartko, Zankel, Tarrant & Miller, P.C. attached to this Agreement as Exhibit K (except that the legal opinion referred to in this clause "(c)" shall relate to Parent).

     7.5 Listing. The shares of Parent common stock to be issued pursuant to this Agreement shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

     7.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger or the LLC Transaction shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger or the LLC Transaction that makes consummation of the Merger or the LLC Transaction illegal.


SECTION 8. Termination

     8.1   Termination Events.  This Agreement may be terminated prior to the
Closing:

           (a) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement or in any other agreement or instrument delivered to the Stockholders);

           (b) by the Stockholders' Agent if it reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of either of the Acquired Corporations, either of the LLCs, any of the Stockholders or either of the Members to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

           (c) by Parent if the Closing has not taken place on or before July 31, 1999 (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement or in any other agreement or instrument delivered to the Stockholders);

           (d) by the Stockholders' Agent if the Closing has not taken place on or before July 31, 1999 (other than as a result of the failure on the part of either of the Acquired Corporations, either of the LLCs, any of the Stockholders or either of the Members to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

           (e) by Parent if the Disclosure Schedule referred to in Section 4.4(a) contains any disclosure of matters which (i) were not described in the Preliminary Prospectus and (ii) constitute, or would reasonably be expected to result in, a Material Adverse Effect on the Acquired Corporations;

                                      30.

           (f) by Parent if the LLC Disclosure Schedule referred to in Section 4.4(a) contains any disclosure of matters which (i) were not disclosed to Parent in writing prior to the date of this Agreement, and (ii) would, or would reasonably be expected to, either (A) materially impair the value to Parent of the transactions contemplated by this Agreement, or (B) result in a liability of a magnitude that would constitute a material adverse effect on the Acquired Corporations and the LLCs (together as a whole) had the liability related to the Acquired Corporations rather than the LLCs; or

           (g) by the mutual written consent of Parent and the Stockholders' Agent.

     8.2 Termination Procedures. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e), Parent shall deliver to the Stockholders' Agent a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Stockholders' Agent wishes to terminate this Agreement pursuant to Section 8.1(b) or Section 8.1(d), the Stockholders' Agent shall deliver to Parent a notice, in writing, stating that the Stockholders' Agent (on behalf of the Stockholders) is terminating this Agreement and setting forth a brief description of the basis on which it is terminating this Agreement.

     8.3   Effect of Termination.

           (a) If this Agreement is terminated pursuant to Section 8.1 and 8.2, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) none of the parties shall be relieved of any obligation or liability arising from any prior willful breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10; and (c) each of the Acquired Corporations shall, in all events, remain bound by and continue to be subject to Section 5.4, and Parent shall remain bound by and continue to be subject to Sections 8.3(b) and 8.3(c).

           (b) If (i) none of the representations or warranties of the Company, the LLCs, any of the Stockholders or either of the LLCs contained in this Agreement was materially inaccurate when made and none of the covenants of the Company, the LLCs, any of the Stockholders or either of the Members has been materially breached; and (ii) this Agreement is terminated by Parent as a result of any of the events described in clauses "(1)," "(2)," "(3)" or "(4)" below, then, within five business days following such termination, Parent shall pay to the Company $2,000,000 in cash:

                (1) any representation or warranty of the Company, the LLCs, the
                    Stockholders or the Members contained in this Agreement shall have become inaccurate as a result of an event that occurs after the date of this Agreement;

                (2) since the date of this Agreement there shall have occurred a change in the business, properties, condition (financial or otherwise) or results of operations of either of the Acquired Corporations which

                                      31.

                    has had or would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

                (3) the condition set forth in Section 6.4(a) or Section 6.5 shall not have been satisfied; or

                (4) Parent is unable to consummate a "pooling of interests"
                    transaction as a result of (x) any action taken by Parent or its affiliates after the date of this Agreement, or (y) a change in the rules, regulations or interpretations relating to "pooling-of-interests" accounting.

           (c) If (i) none of the representations or warranties of the Company, the LLCs, any of the Stockholders or either of the Members contained in this Agreement was materially inaccurate when made or has become materially inaccurate, and none of the covenants of the Company, the LLCs, any of the Stockholders or either of the Members has been materially breached; and (ii) this Agreement is terminated by the Company or the Stockholders due to a material breach of this Agreement by Parent, then the Company shall be entitled to commence an action against Parent for damages, including consequential damages (including those resulting from a termination of the Company's initial public offering), resulting from the material breach of this Agreement by Parent.

SECTION 9. Indemnification, Etc.

     9.1   Survival of Representations, Etc.

           (a) The representations and warranties made by the Company and the Stockholders (including the representations and warranties set forth in Section
2) shall survive the Closing and shall expire on the first anniversary of the Closing Date; provided, however, that if, at any time prior to the first anniversary of the Closing Date, any Indemnitee (acting in good faith) delivers to the Stockholders' Agent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Stockholders (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved. All representations and warranties made by Parent and Merger Sub shall terminate and expire as of the Closing Date, and any liability of Parent or Merger Sub with respect to such representations and warranties shall thereupon cease.

           (b) The representations, warranties, covenants and obligations of the Acquired Corporations and the Stockholders, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

           (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule

                                      32.

shall be deemed to be a representation and warranty made by the Company and the Stockholders in this Agreement.

     9.2   Indemnification by the Stockholders.

           (a) From and after the Closing Date (but subject to Section 9.1(a)), the Stockholders, jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, and without giving effect to any update to the Disclosure Schedule delivered by the Company to Parent prior to the Closing); (ii) any inaccuracy in or breach of any representation or warranty set forth in Section 2 as if such representation and warranty had been made on and as of the Closing Date (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, but giving effect to any update to the Disclosure Schedule delivered by the Company to Parent prior to the Closing to the extent that Parent would be entitled to terminate this Agreement as a result of such update) (it being understood that if the Company and the Stockholders acknowledge in writing that any matter set forth on an update to the Disclosure Schedule would entitle Parent to terminate this Agreement without any liability and Parent determines to consummate the Merger in any event, Parent may not bring a claim for indemnification against the Stockholders after the Closing with respect to such matter); (iii) any breach of any covenant or obligation of either of the Acquired Corporations or any of the Stockholders (including the covenants set forth in Sections 4 and 5); or (iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)," "(ii)" or "(iii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this
Section 9).

           (b)  Deductible.

                (i) Any breach of any representation or warranty involving Damages to the Indemnitees of $20,000 or less shall be disregarded for purposes of calculating the $500,000 deductible referred to in clause "(ii)" of this
Section 9.2(b).

                (ii) The Stockholders shall not be required to make any indemnification payment pursuant to Section 9.2(a) for any inaccuracy in or breach of any of their representations and warranties set forth in Section 2 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $500,000 in the aggregate. (If the total amount of such Damages exceeds $500,000, then the

                                      33.

Indemnitees shall be entitled to be indemnified against and compensated and reimbursed only for the portion of such Damages exceeding $500,000.)

     9.3 Exclusive Remedy. With the exception of claims based upon fraud, from and after the Closing, recourse of Parent to the shares of Parent Common Stock held in escrow pursuant to the Escrow Agreement and the LLC Escrow Agreement shall be the sole and exclusive remedy of Parent and the other Indemnitees for monetary damages for any inaccuracy in or breach of any representation or warranty contained in this Agreement.

     9.4 No Contribution. Each Stockholder waives, and acknowledges and agrees that he or it shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against Merger Sub or either of the Acquired Corporations in connection with any indemnification obligation or any other liability to which he or it may become subject under or in connection with this Agreement.

     9.5 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against Merger Sub or either of the Acquired Corporations, against Parent or against any other Person) with respect to which any of the Stockholders may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

           (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Stockholders;

           (b) each Stockholder shall make available to Parent any documents and materials in his or its possession or control that may be necessary to the defense of such claim or Legal Proceeding;

           (c) the Stockholders' Agent shall have the right, at its own expense, to participate in the defense of such claim or Legal Proceeding; and

           (d) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Stockholders' Agent (as defined in Section 10.1); provided, however, that such consent shall not be unreasonably withheld.

Parent shall give the Stockholders' Agent prompt notice of the commencement of any such Legal Proceeding against Parent, Merger Sub or either of the Acquired Corporations; provided, however, any failure on the part of Parent to so notify the Stockholders' Agent shall not limit any of the obligations of the Stockholders under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding). If Parent does not elect to proceed with the defense of any such claim or Legal Proceeding, the Stockholders' Agent may proceed with the defense of such claim or Legal Proceeding with counsel reasonably satisfactory to Parent; provided, however, that the Stockholders' Agent may not settle, adjust or compromise any such claim or Legal Proceeding without the prior written consent of Parent (which consent may not be unreasonably withheld).

                                      34.

SECTION 9A.  LLC Indemnification, Etc.

     9.1A  Survival of Representations, Etc.

           (a) The representations and warranties made by the LLCs and the Members (including the representations and warranties set forth in Section 2A) shall survive the Closing and shall expire on the first anniversary of the Closing Date; provided, however, that if, at any time prior to the first anniversary of the Closing Date, any Indemnitee (acting in good faith) delivers to the LLCs' Agent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the LLCs or the Members (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2A based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved.

           (b) The representations, warranties, covenants and obligations of the LLCs and the Members, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

           (c) For purposes of this Agreement, each statement or other item of information set forth in the LLC Disclosure Schedule or in any update to the LLC Disclosure Schedule shall be deemed to be a representation and warranty made by the LLC and the Members in this Agreement.

     9.2A  Indemnification by the Members.

           (a) From and after the Closing Date (but subject to Section 9.1A(a)), the Members, jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2A (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, and without giving effect to any update to the LLC Disclosure Schedule delivered by the LLCs to Parent prior to the Closing); (ii) any inaccuracy in or breach of any representation or warranty set forth in
Section 2A as if such representation and warranty had been made on and as of the Closing Date (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, but giving effect to any update to the LLC Disclosure Schedule delivered by the LLCs to Parent prior to the Closing to the extent that Parent would be entitled to terminate this Agreement as a result of such update) (it being understood that if the LLCs and the Members acknowledge in writing that any matter set forth on an update to the LLC Disclosure Schedule would entitle Parent to terminate this Agreement without any liability and Parent

                                      35.

determines to consummate the Merger in any event, Parent may not bring a claim for indemnification against the LLCs or the Members after the Closing with respect to such matter); (iii) any breach of any covenant or obligation of either of the LLCs or either of the Members (including the covenants set forth in Sections 4 and 5); or (iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)," "(ii)" or "(iii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9A).

           (b)  Deductible.

                (i) Any breach of any representation or warranty involving Damages to the Indemnitees of $20,000 or less shall be disregarded for purposes of calculating the $100,000 deductible referred to in clause "(ii)" of this
Section 9.2A(b).

                (ii) The Members shall not be required to make any indemnification payment pursuant to Section 9.2A(a) for any inaccuracy in or breach of any of their representations and warranties set forth in Section 2A until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $100,000 in the aggregate. (If the total amount of such Damages exceeds $100,000, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed only for the portion of such Damages exceeding $100,000.)

     9.3A Exclusive Remedy. With the exception of claims based upon fraud, from and after the Closing, recourse of Parent to the shares of Parent Common Stock held in escrow pursuant to the Escrow Agreement and the LLC Escrow Agreement shall be the sole and exclusive remedy of Parent and the other Indemnitees for monetary damages for any inaccuracy in or breach of any representation or warranty contained in this Agreement.

     9.4A Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against Merger Sub, against Parent or against any other Person) with respect to which any of the Members may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9A, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

           (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the LLCs and the Members;

           (b) each LLC and each Member shall make available to Parent any documents and materials in his or its possession or control that may be necessary to the defense of such claim or Legal Proceeding;

                                      36.

           (c) the LLCs' Agent shall have the right, at its own expense, to participate in the defense of such claim or Legal Proceeding; and

           (d) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the LLCs' Agent (as defined in Section 10.1); provided, however, that such consent shall not be unreasonably withheld.

Parent shall give the LLCs' Agent prompt notice of the commencement of any such Legal Proceeding against Parent or Merger Sub; provided, however, any failure on the part of Parent to so notify the LLCs' Agent shall not limit any of the obligations of the Members under this Section 9A (except to the extent such failure materially prejudices the defense of such Legal Proceeding). If Parent does not elect to proceed with the defense of any such claim or Legal Proceeding, the LLCs' Agent may proceed with the defense of such claim or Legal Proceeding with counsel reasonably satisfactory to Parent; provided, however, that the LLCs' Agent may not settle, adjust or compromise any such claim or Legal Proceeding without the prior written consent of Parent (which consent may not be unreasonably withheld).

SECTION 10.     Miscellaneous Provisions

     10.1  Stockholders' Agent; LLCs' Agent.

           (a) The Stockholders hereby irrevocably appoint Bernard A. Osher as their agent for purposes of Sections 7, 8 and 9 (the "Stockholders' Agent"), and Bernard A. Osher hereby accepts his appointment as the Stockholders' Agent. Parent shall be entitled to deal exclusively with the Stockholders' Agent on the matters indicated in Sections 7 and 8 and on all matters relating to Section 9, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Stockholder by the Stockholders' Agent, and on any other action taken or purported to be taken on behalf of any Stockholder by the Stockholders' Agent, as fully binding upon such Stockholder. If the Stockholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Stockholders, then the Stockholders shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the "Stockholders' Agent" for purposes of Sections 7, 8 and 9 and this Section
10.1. If for any reason there is no Stockholders' Agent at any time, all references herein to the Stockholders' Agent shall be deemed to refer to the Stockholders.

           (b) The Members hereby irrevocably appoint Bernard A. Osher as their agent for purposes of Sections 7, 8 and 9A (the "LLCs' Agent"), and Bernard A. Osher hereby accepts his appointment as the LLC's Agent. Parent shall be entitled to deal exclusively with the LLCs' Agent on the matters indicated in Sections 7 and 8 and on all matters relating to Section 9A, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Member by the LLCs' Agent, and on any other action taken or purported to be taken on behalf of any Member by the LLCs' Agent, as fully binding upon such Member. If the LLCs' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Members, then the Members shall, within ten days after such death or disability, appoint a successor agent and, promptly

                                      37.

thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the "LLCs' Agent" for purposes of Sections 7, 8 and 9A and this Section 10.1. If for any reason there is no LLCs' Agent at any time, all references herein to the LLCs' Agent shall be deemed to refer to the Members.

     10.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     10.3 Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement.

     10.4 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     10.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

           if to Parent or Merger Sub:

           eBay Inc.

           2005 Hamilton Avenue, Suite 350
           San Jose, CA 95125
           Attention:  General Counsel
           Facsimile No.: (408) 558-7514

           if to the Acquired Corporations:
           Butterfield & Butterfield Auctioneers Corporation
           220 San Bruno Avenue
           San Francisco, CA.  94103
           Attention:  John Gallo
           Facsimile No.:  (415) 861-8951

           If to the Stockholders' Agent, the LLCs' Agent, any of the Stockholders or the LLCs:

           Bernard A. Osher
           220 San Bruno Avenue
           San Francisco, CA.  94103

                                      38.

            Attention:  Bernard A. Osher
            Facsimile No.:  (415) 861-8951

     10.6 Time of the Essence. For the purposes of this Agreement and the transactions contemplated by this Agreement, time is of the essence.

     10.7 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     10.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     10.9 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

     10.10 Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and each of their respective successors and assigns, if any. This Agreement shall inure to the benefit of: the Acquired Corporations; the LLCs; the Stockholders; the Members; Parent; Merger Sub; the other Indemnitees; and the respective successors and assigns, if any, of the foregoing. Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

     10.11 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (b) an injunction restraining such breach or threatened breach.

     10.12 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                                      39.

     10.13 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

     10.14 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     10.15 Parties in Interest. Except for the provisions of Sections 9 and 9A, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

     10.16 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

     10.17 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

     10.18     Construction.

               (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

               (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

               (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

               (d) Except as otherwise indicated, all references in this Agreement to "Sections", "Schedules" and "Exhibits" are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.

                                      40.

     The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                                       EBay Inc.
                                        a Delaware corporation

                                       By: /s/ Margaret C. Whitman
                                          ______________________________________


                                       Margarine Acquisition Sub Corp,
                                        a Delaware corporation

                                       By: /s/ Steve Westly
                                          ______________________________________


                                       Butterfield & Butterfield
                                       Auctioneers Corporation,
                                        A Delaware corporation


                                       By: /s/ Bernard A. Osher, Chairman
                                          ______________________________________

                                       Stockholders:


                                       Bernard A. Osher Revocable Trust
                                       Dated March 8, 1988


                                       By: /s/ Bernard A. Osher, Trustee
                                          _____________________________________
                                            Bernard A. Osher, Trustee


                                       Irving and Varda Rabin, Trustees
                                       U/T/A Dated 2/26/99, fbo Irving Rabin
                                       Trust

                                       By: /s/ Irving Rabin
                                          ______________________________________
                                            Irving Rabin, Trustee


                                      41.

                                       John Gallo


                                       By: /s/ John Gallo
                                          ______________________________________
                                            John Gallo

                                       LLCs:

                                       HBJ Partners, LLC


                                       By: /s/ Bernard A. Osher
                                          ______________________________________
                                            Member

                                       111 Potrero Partners, LLC


                                       By: /s/ Bernard A. Osher
                                          _____________________________________
                                            Member

                                       Members:

                                       Bernard A. Osher Revocable Trust
                                       Dated March 8, 1988


                                       By: /s/ Bernard A. Osher, Trustee
                                          ______________________________________
                                            Bernard A. Osher, Trustee

                                       Varda and Irving Rabin, Trustees
                                       U/T/A Dated 2/26/99, fbo Varda Rabin
                                       Trust


                                       By: /s/ Irving Rabin
                                          ______________________________________
                                            Irving Rabin, Trustee

                                       The Irving and Varda Rabin 1992
                                       Revocable Trust


                                       By: /s/ Irving Rabin
                                          ______________________________________
                                            Irving Rabin, Trustee

                                      42.

                                       The Orlee Rabin Trust U/A Dated
                                       12/21/83


                                       By: /s/ Irving Rabin
                                          ______________________________________
                                            Irving Rabin, Trustee

                                       Shira Rabin Trust U/A Dated 12/29/81


                                       By: /s/ Irving Rabin
                                          ______________________________________
                                            Irving Rabin, Trustee

                                       Ariel Rabin Trust U/A Dated 12/29/81


                                       By: /s/ Irving Rabin
                                          ______________________________________
                                            Irving Rabin, Trustee

                                       Daniel Rabin Trust U/A Dated 12/31/84


                                       By: /s/ Irving Rabin
                                          ______________________________________
                                            Irving Rabin, Trustee

                                      43.

                                   EXHIBITS

Exhibit A   -   Certain definitions

Exhibit B   -   Persons to execute Affiliate Agreements

Exhibit C   -   Form of Affiliate Agreement

Exhibit D   -   Form of Employment Agreement

Exhibit E   -   Form of Noncompetition Agreement

Exhibit F   -   Form of Release

Exhibit G   -   Form of Stockholder Representation Letter

Exhibit H   -   Form of Registration Rights Agreement

Exhibit I   -   Form of Escrow Agreement

Exhibit J   -   Form of LLC Escrow Agreement

Exhibit K   -   Form of legal opinion of Bartko, Zankel, Tarrant & Miller, P.C.

Exhibit L   -   Form of legal opinion of Cooley Godward llp


        The Registrant shall furnish a copy of any of the exhibits referred to above to the Commission upon request.